Exhibit 99.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC. TO TRANSFORM INTO

MONOGRAM RESIDENTIAL TRUST, INC.

The REIT to rebrand on June 30, 2014 in connection with becoming self-managed;

multifamily veteran  Mark Alfieri to serve as CEO

DALLAS — April 14, 2014 — Behringer Harvard Multifamily REIT I, Inc. (the “REIT”) announced today that it will be changing its corporate name to Monogram Residential Trust, Inc., a brand transformation reflecting the REIT’s transition to becoming a fully integrated self-managed REIT.  The REIT currently has investments in nearly 16,000 luxury apartment homes and has been externally managed by Behringer since its inception in 2006. Both the corporate name change and transition to self-management are expected to occur on June 30, 2014.

Longtime multifamily veteran, with over 25 years’ experience, Mark Alfieri, currently President and Chief Operating Officer of the REIT, will become Chief Executive Officer after the self-management process is completed. The name change and management transition constitutes an important milestone for the REIT and provides added flexibility for the REIT to take advantage of opportunities to improve efficiencies and to enhance shareholder value.  The REIT has one of the industry’s youngest portfolios, with an average age of five years.  As of December 31, 2013, the REIT had consolidated assets of approximately $2.9 billion and currently has a development portfolio of approximately $1.5 billion in various phases of development.   In addition, the REIT has two large institutional co-investment partners.

Following the completion of the self-management process, an affiliate of the REIT will manage the REIT’s assets. The management company and those assets will be known as and showcased as the Monogram Apartment Collection.

“The REIT has the scale and scope for success and is financially poised for solid growth,” said Mr. Alfieri, “I look forward to continuing to enhance the new Monogram brand, together with our talented employees as we build on the reputation the REIT has built for excellent service, stable high quality management, and a commitment to maintaining our multifamily communities to a high luxury standard. Monogram will provide residents with the same great service they have always enjoyed as part of a unique, dynamic and fast-growing organization.”

As Alfieri and other members of the REIT’s dedicated management team will be leading the REIT after it becomes self-managed, this change also signifies continuity and an affirmation of the eight-year-old REIT’s success.

About the REIT

Behringer Harvard Multifamily REIT I, Inc., (the “REIT”) is a Dallas-based real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. The REIT invests in stabilized operating properties and properties in various phases of development, with a focus on communities located in the top 50 Metropolitan Statistical Areas of the United States. The REIT’s portfolio includes investments in 55 multifamily communities in 12 states comprising 15,675 apartment homes.

Forward-Looking Statements

This release contains forward-looking statements relating to the business and financial outlook of the REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact

James Savage, Edelman on behalf of the REIT

James.Savage@edelman.com

(214) 443-7563

Trevor Gibbons, Edelman on behalf of the REIT

Trevor.Gibbons@edelman.com

(212) 704-8166